Form C

Cover Page

Name of issuer:

Eliot's Adult Nut Butters LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: OR

Date of organization: 10/24/2013

Physical address of issuer:

39 NE Thompson St.
Portland OR 97212

Website of issuer:

http://eliotsadultnutbutters.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

3/2/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$42,579.00	$36,423.00
Cash & Cash Equivalents:	$16,222.00	$6,207.00
Accounts Receivable:	$8,976.00	$8,683.00
Short-term Debt:	$87,643.00	$38,700.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$142,667.00	$117,685.00
Cost of Goods Sold:	$72,030.00	$63,354.00
Taxes Paid:	$0.00	$0.00
Net Income:	($40,099.00)	($21,924.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Eliot's Adult Nut Butters LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Michael Kanter	CEO	Michael's Adult Nut Butters	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Michael Kanter	Founder	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Michael Kanter	Michael Kanter owns 100% of the business as a Single Member LLC.	100.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Limited Operational History under current business model. There can be no assurances that the company will be able to achieve and sustain the necessary cash flow to conduct day to day operations.
>
> Price fluctuations in nut and seed markets
>
> No Assurance of Profitability. There can be no assurance that the Company will generate sufficient revenues to result in profitability.
>
> While a shelf-stable product, growth will require us to tie more money up in inventory, leaving fewer funds available for operational expenses.
>
> Product recalls can happen and may be a result of an issue down the supply chain that we couldn't account for but will still be liable. We are insured but a recall could be devastating for the business.
>
> Disproportionate revenue among current customers. Even with comprehensive account managing, there can be no assurances that we will be able to sustain accounts which represent the highest proportion of income until new accounts are found and maintained.
>
> Intense competition. Nut Butters are a rapidly growing and increasingly competitive market.
>
> Speculative Nature of Investment. The ever-changing economy and state of markets generally reflect conditions in which competition, inflation, unemployment, increases in development, construction and operating costs and fluctuating interest rates may make investments in the Company more speculative than other types of investments.
>
> Lack of liquidity. The time between which sales are generated and cash is received can potentially create a cash flow problem with fewer funds available for daily operations.
>
> Forecasting growth can be tricky and may leave us with too much money tied up in inventory if not done accurately.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,000**
Use of Proceeds:	15K Distributor and National Trade shows, 10K launch with co-packer, 15K work with brokers/sales management team to increase velocity and accounts. 10K for inventory and increasing operational efficencies.
If we raise:	**$75,000**
Use of Proceeds:	10K Web optimization, Run marketing campaign designed by Google, 10K increase marketing events and social media presence, 5k develop/produce eco-friendly single single serving packaging
If we raise:	**$107,000**
Use of Proceeds:	5K Increase amount of trade shows/marketing events, 5K purchase bulk quantities to reduce COGS, 5K improve demo program to turn promote/turn product in new stores, 17K professional services, position company to capitalize on opportunities on the horizon

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is is the amount invested by the investor. The company will use 5% of its net revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly, starting one year after the Date of Loan. The company may prepay principal and interest at any time. The company will continue payments until investors have received 1.5x their principle investment (the repayment amount).

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower and the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
			No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

See Appendix E: Operating Agreement for the rights of Eliot's Adult Nut Butters LLC's member(s).

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

N/A

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal unitholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal unitholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal unitholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal unitholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal unitholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal unitholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal unitholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal unitholder(s) have the right to redeem their securities at any time. The principal unitholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal unitholder(s) may affect the value of the Company and/or its viability.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the management of the Company to manage the Company so as to maximize value for unitholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the management of the Company. If the management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and management of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Personal HELOC loan to the business at 4.95% interest. Amount owed as of 07/23/2017 is $51,175.37. The line closes in 7 years if not paid off.

Second personal loan referenced is for $20,000. It is paid of in fixed weekly payments of $487.08

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Michael Kanter (CEO) has issued a personal HELOC loan to the business at 4.95% interest. Amount owed as of 07/23/2017 is $51,175.37. The line closes in 7 years if not paid off.

He also issued a second personal loan for $20,000. It is paid of in fixed weekly payments of $487.08

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview.
We are a small batch, savory nut butter company delivering the most flavorful peanut butter you've ever had. We create high-quality, unique, and versatile nut butters that can be used not only in your classic PB&J but in your Asian stir-fry, your chicken glaze, homemade ice cream, and more. We're creating high-quality, chef-inspired nut butters that allow adults to indulge in a familiar food that also feeds their evolving tastes and demands.

Revenue Sources.
Our primary source of revenue is selling out nut butters through retailers such as Safeway, Whole Foods, Amazon, QFC, New Seasons, Natural Grocers, Central Market and smaller local retailers. This represents approximately 53% of our revenue. Currently we sell in over 300 stores and plan to grow our distribution aggressively in the next few months and years. Our other major sources of revenue are from direct sales events, third party sites and partnerships and lastly direct sales from our website. It breaks down as 19% from direct event sales. 15% 3rd party sites and 13% sales from our website.

Growth Trends.
We started in November 2013 and by February 2014 were in six stores of a local chain. Since then, we've expanded our distribution considerably, to being in specialty stores and grocery chains with hundreds of stores in 15 states. This increase in distribution has allowed up to grow our business considerably and give us a robust pipeline of opportunities.

Our total revenue the past fiscal year was $142,000 as compared to $117,000 the previous year. In 2017 our revenue is already up 87% year over year with POs exceeding our 2016 sales with our strongest quarters of Q3&Q4 ahead of us.

Costs.
Our overhead is approximately $8,000 a month. Our key cost driver is the cost of production since we produce as needed. Our costs will increase as we do more demos as we add stores as part of our marketing and product movement strategy in stores.

1. We keep our overhead tight. More capital will allow us to employ demo people and sales/brokers who will help create sales and as a result cover their costs in the long run. As we move to a co-packer we will also move to a lower cost office/warehouse as we won't need as much space. As such, ramping sales will certainly increase costs but won't dramatically increase our overhead either.

Trends and Uncertainties.
A major source of uncertainty for our business is the cost of the raw goods to produce our products. While peanut prices tend to be relatively stable, the costs of other nuts can vary greatly and can be subject to the whims of the market. This introduces some uncertainty into our available cash and working capital.

Strategy.
Our strategy is by increasing our presence online and increasing store numbers. Our sales continue to grow organically both online and in stores, coupled with our Amazon sales steadily growing with July 2017 being our best sales month yet on Amazon. We've also been approached by Google to do an adwords marketing campaign with them doing the work of optimization and implementation.

We've success thus far in three tests of brokers and sales companies selling our product. By reaching out and utilizing and outside sales company and broker management network, we will be able to leverage our growing distributor network to rapidly accelerate sales.

We also hope to launch a sample 1-2 oz travel size which will lower the barrier to entry to our products but also present a massive revenue opportunity. Justin's(which was acquired for $260 million) does about 60-80% of their sales through their squeeze packs.

In general, we position ourselves as a premium product that straddles specialty and grocery, with superior ingredients to our competitors. As a result, our customers are generally choosing us specifically and typically have higher income, which makes the demand more price inelastic compared to our competitors. Our price point positions us to be a regular purchase while still being a specialty item to be sought after..
We are a small batch, savory nut butter company delivering the most flavorful peanut butter you've ever had. We create high-quality, unique, and versatile nut butters that can be used not only in your classic PB&J but in your Asian stir-fry, your chicken glaze, homemade ice cream, and more. We're creating high-quality, chef-inspired nut butters that allow adults to indulge in a familiar food that also feeds their evolving tastes and demands.

Revenue Sources.
Our primary source of revenue is selling our nut butters through retailers such as Whole Foods, Amazon, Haggen, QFC, New Seasons, Natural Grocers and smaller local retailers. This represents approximately 65% of our revenue. Currently we sell in over 300 stores and plan to grow our distribution aggressively in the next few months with KeHE and some smaller regional distributors we have in the works. Our other major sources of revenue are from direct sales events, third party sites, partnerships and lastly direct sales from our website. It breaks down as 19% from direct event sales, 14% sales from our website and 6% 3rd party site.

Liquidity and Cash on Hand

We currently have about $55k in receivables. Our nut broker also just offered us a 75k line of credit to buy nuts which will help us manage cash flow and fill orders as they come. The 4th quarter is a strong quarter of higher margin sales. We expect $30-40k of sales at 60% or greater margin which will provide move working capital. We've done 86k in sales in 3rd/4th Quarter of 2015 and 2016 and we have every reason to believe that that is the floor as 3rd quarter of 2017 is our best quarter ever.

We will also be using the WeFunder to jump start sales and increase the attractiveness of the business to future investors with a stronger financial standing and growing stables of customers and sales. Once we close we will be seeking out more capital in a likely seed round of investment to get us to the next level of the business.

If we don't raise sufficient capital on Wefunder we will pursue an SBA loan, and more traditional investors.

We had $5,382 cash on hand as of 7/30/17. Our cash loss for July was $3,800 (which is normal). We have an expected runway of six months including pending revenue from new retail distributors.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Michael Kanter, certify that:

(1) the financial statements of Eliot's Adult Nut Butters LLC included in this Form are true and complete in all material respects; and

(2) the tax return information of Eliot's Adult Nut Butters LLC included in this Form reflects accurately the information reported on the tax return for Eliot's Adult Nut Butters LLC filed for the fiscal year ended 2016.

Michael Kanter

CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://eliotsadultnutbutters.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Eliots Revenue Share Agreement

Appendix C: Financial Statements

Financials 1
Financials 2
Financials 3

Appendix D: Director & Officer Work History

Michael Kanter

Appendix E: Supporting Documents

AdultNutButter_Operating_Agreement.doc.pdf

INVEST IN ELIOT'S ADULT NUT BUTTERS

Savory, specialty nut butters for grown-ups

"We are a small batch, savory nut butter company delivering the most flavorful peanut butter you've ever had. We create high-quality, unique, and versatile nut butters that can be used not only in your classic PB&J but in your Asian stir-fry, your chicken glaze, homemade ice cream, and more. We're creating high-quality, chef-inspired nut butters that allow adults to indulge in a familiar food that also feeds their evolving tastes and demands.

Michael Kanter
CEO, ELIOT'S ADULT NUT BUTTERS


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INVEST

Revenue Shares

5% of revenues | **1.5X** investment amount

Eliot's Adult Nut Butters will pay investors 5% of revenues each quarter until 100% of your principal is returned plus 50% on top.

INVESTOR PERKS

$500+	10% off purchases when ordering at least 3 jars. Valid for the term of the investment.
	A jar of each of our nut butters shipped to you
$1,000+	Two mixed cases with the flavors of your choosing
$2,000+	Three mixed cases of your choosing plus pre-release of next two flavors when available.
$5,000+	Four cases of your choosing and plus preview of all new and special edition flavors when available.

OUR AMBITION

We make grown-up flavors to capitalize on the fastest growing category in grocery: peanut butter. Two thirds of all peanut butter in the U.S. is consumed by adults—that's where we come in. We're tackling the $4B nut and seed butter industry by addressing the other half of your taste buds with savory, bold flavors. Thanks to our robust flavors, we've been named one of Food & Wine's "Must Buy Condiments" and are now in talks with Fred Meyer to add our nut butters to 186 more stores.

KEY FACTS

- $1 billion peanut butter industry; 2/3 of all peanut butter is consumed by adults.
- Winner of both the silver and bronze medals from the 2017 Specialty Food Association sofi awards in the nut and seed butter category.
- Sales partners include Safeway, Amazon, World Market, and Whole Foods.
- 50% wholesale margins.
- 2017 sales up 87% year over year and projected to be up 120%.
- Adding over 500 stores this year with brands like Fred Meyer, Albertsons, Fresh Market and Wegmans.

eliotsadultnutbutters.com

COOKING FOOD RETAIL COOKING

WHY I LIKE ELIOT'S ADULT NUT BUTTERS

I was referred to Eliot's Adult Nut Butters products by a trusted co-worker who said we had to bring them in. From the concept, to the packaging, to the flavors, I was very intrigued but the proof was watching our team taste and rave about each flavor. While we brought them on as a test in six of our stores, it wasn't long before the buyers of our remaining stores were clamoring to carry it in our remaining locations. I was thrilled to be the first grocery store to carry them and we proudly carry all five flavors in our 17 Portland area stores. It has been a pleasure to watch them grow in our stores and beyond and I'm confident they have a bright future ahead of them.



Chris Tjersland

PARTNER BRANDS DEVELOPMENT MANAGER AT NEW SEASONS MARKET

THE BUZZ ABOUT ELIOT'S ADULT NUT BUTTERS

Some think of peanut butter as kids' stuff. But it's perfect for grownups, too, thanks to Portland's Eliot's Adult Nut Butters. The Spicy Thai peanut butter is a perfect dipping sauce for summertime salad rolls; Harissa Cashew Butter adds heat and complexity to wintertime stews. Our favorite is Espresso Nib Peanut Butter, great for cookies or brownie batter.

Grant Butler

The Oregonian

Eliot's Adult Nut Butters elevate a PB&J.

Ann Trieger Kurland

Boston Globe Correspondent

MARTHA STEWART

You'll Be Eating This! 5 Trends from the Fancy Food Show

June 29, 2017

Good-bye mermaid toast, hello ... coconut and chickpeas?! From artisan makers to food entrepreneurs, they were all there under one roof for the annual Summer Fancy Food Show in New York City. The show is the perfect venue to spot food trends

The Boston Globe

Grown-up peanut butter

September 6, 2016

Eliot's Adult Nut Butters elevate a PB&J. The grown-up line of peanut butter, made with dry-roasted peanuts from Georgia, comes in bold flavor combinations like spicy Thai or honey chipotle. Other choices are garam masala, the Indian spice mix

The Oregonian

51 best Oregon groceries that show why this is the tastiest place to eat

September 1, 2016

Head to your local grocery store, and you'll find all kinds of delicious Oregon-made products, including sauces, cheese and gotta-have-'em snacks.

Eliot's Adult Nut Butters
August 5, 2016

Savory-flavored nuts have been one of my go to snacks for as long as I can remember. As an aspiring chef I was trying to figure out a food business to start while munching on some cashews last summer. It dawned on me that there are mostly

Eliot's Adult Nut Butters | Feast Portland
August 5, 2016

Founded by aspiring chef Michael Kanter, Eliot's Adult Nut Butters started grinding savory nut butters in Portland in November 2013. These grown-up, small batch nut butters deliver the boldest flavors you have ever tasted. These updated nut butters

The Weirdest Foods From the Fancy Food Show
July 6, 2016

We thought they'd already done everything there is to be done with kale, but we were wrong. As a way to overcome some of her own food sensitivities, holistic nurse Brandy Chappell created these dairy-free, gluten-free, soy-free, nut-free, corn-free,

Six standout startups at Summer Fancy Food
July 5, 2016

by Monica Watrous NEW YORK - Among more than 2,670 exhibitors at the Summer Fancy Food Show, a handful of unique brands stood out. The 62 nd annual event, held June 26-28 in New York, drew more than 47,000 industry professionals to view the

Best Bites From the 2016 Summer Fancy Food Show
June 29, 2016

If you can't start your day with a cup of joe, why not smear your breakfast toast with a delicious nut butter that's been spiked with crushed coffee beans?

I'm So in Love with Exotically Flavored Eliot's Adult Nut Butters - Allrecipes Dish
May 24, 2016

Chef Michael Kanter started experimenting with savory nut butters in 2013 in the Eliot neighborhood of Portland, Ore., and a few short months later, the mom-and-pop operation introduced its fiery lineup of Eliot's Adult Nut Butters. It's blown up big

6 Must-Buy Condiments for 2016
January 6, 2016

Here are our favorite new condiments from 2015.

6 Nut, Seed, and Cookie Butters You Need in Your Pantry
August 11, 2015

A partnership with Counter Culture Coffee gave rise to this not-too-sweet offering made from espresso, fresh-roasted almonds, raw wildflower honey, and sea salt. Slather on a toasted English muffin to get a jump on your daily grind. To buy: $13.95

Peanut Butter All Grown Up

Eliot's Adult Nut Butters is dedicated to making exciting, bold flavors that you can't find anywhere else. Our nut butters go beyond the typical PB&J—allowing everyday cooks to get adventurous with flavors like Honey Chipotle and Garam Marsala.


ELIOT'S ADULT NUT BUTTERS
GARAM MASALA PEANUT BUTTER
THE BOLDER NUT BUTTER
ELIOT'S ADULT NUT BUTTERS
HONEY CHIPOTLE PEANUT BUTTER
THE BOLDER NUT BUTTER
ELIOT'S ADULT NUT BUTTERS
SPICY THAI PEANUT BUTTER
THE BOLDER NUT BUTTER
ELIOT'S ADULT NUT BUTTERS
THE BOLDER NUT BUTTER
ELIOT'S ADULT NUT BUTTERS
ESPRESSO NIB PEANUT BUTTER
THE BOLDER NUT BUTTER
ELIOT'S ADULT NUT BUTTERS
SRIRACHA SUNFLOWER BUTTER
THE BOLDER NUT BUTTER
ELIOT'S ADULT NUT BUTTERS
HARISSA CASHEW BUTTER
THE BOLDER NUT BUTTER

2/3 of Peanut Butter is Consumed by Adults

Although adults consume up to 66% of all peanut butter sold in the U.S., the $1 billion peanut butter industry hasn't adapted to address that. That's where we come in, with modern, chef-inspired flavors that have multiple use applications. Our nut butters are a great source of protein with no additives or preservatives—we use minimal ingredients for maximum flavor.


ELIOT'S ADULT
NUT BUTTERS
HARISSA
CASHEW BUTTER
THE BOLDER NUT BUTTER

6 Must-Buy Condiments for 2016

"We love this cashew butter because it can play double duty and go sweet or savory. The toasty cashew spread has a subtle hint of smoky chile heat, making it a killer swap for peanut butter in your next batch of cold peanut noodles."
- Food & Wine Magazine

We've Answered the Market's Demands

55% of consumers want spreads with health benefits	**36%** of consumers don't want additives or preservatives	**22%** of consumers want more indulgent nut-based spreads

Use Eliot's Adult Nut Butters in Everything

"The butters are made with 100% American-grown peanuts, and are flecked with little flavor bombs."
- The Portland Monthly



Honey Chipotle Barbeque Chicken



Salty Golden Graham Smore's



Espresso Peanut Butter Ice Cream



Harissa Cashew Chicken Saute



Dark Chocolate Peanut Butter Cups



Pineapple Spicy Thai Peanut Noodles

We've Posted 12 Straight Quarters of Growth

Eliot's Adult Nut Butters started with a kooky idea and a blender, but today you can find our nut butters in 15 states and over 330 stores nationwide. With sales partners such as Whole Foods and Safeway, we've managed to grow our revenue both online and in-stores.



$375K
$300K
$225K
$150K
$75K
0
Projected 2017 Revenue: $312,000
2017 Revenue (Jan - Jul): $150,000
2014
2015
2016
2017
Annual Revenue

50%
Wholesale Margins

330
Stores So Far

56%
Gross margins in 2017

Distributing in 330 Stores So Far

"Among the more than 2,670 exhibitors at the Summer Fancy Food Show, a handful of unique brands stood out, and Eliot's was one of our six standout brands at the Summer Fancy Food Show in NYC."

- Food Business News

We're in Talks to Add Over 200 More Stores this Year and Increase our Internet Retail and Private Label Partners.

Your Investment Will Help Us Expand

We've proven that people love our nut butters and the market is ripe and growing. Now, we need to expand our capacity and production to nail new, bigger partners. Our vision is to have Eliot's Adult Nut Butters in every kitchen cupboard. Here's how your investment will help:



Expand Our Network

We've worked hard to create new flavors. Now, we need to expand our broker and sales network.


HOME
PRODUCTS
ABOUT
LOCATIONS
RECIPES
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ORIGINAL PEANUT BUTTER
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Web Marketing & Sales

We'll optimize our web page for online sales and increase social media presence to get new customers and press.


ELIOT'S ADULT
NUT BUTTERS
SPICY THAI
PEANUT BUTTER
THE BOLDER NUT BUTTER

Single Serving Packages

Justin's Peanut Butter was acquired by Hormel for $286M. What set Justin's apart was their squeezable, single-serve packges.


United States
Mexico
Gulf of Mexico
Cuba

Large Partnerships

We're currently in talks with several large distributors, but we need the capital to ramp up our production numbers.

HELP US SPREAD THE LOVE

Since you're reading this, you've probably pondered the question, what makes an adult nut butter? You certainly couldn't be faulted if your mind wandered to a place other then grown-up, savory flavored nut butters. Buyers and customers alike have the same curiosity sparked. The "adult" part of our name is the hook, the crux, and the overarching concept that drives my vision and growth at Eliot's Adult Nut Butters.

The concept was born sitting at my computer pondering a software business idea, eating a bag of spicy cashews when the question occurred to me, why aren't there savory flavors of nut butters? With a background as an aspiring chef, I bounded downstairs to my kitchen, poured the nuts in the food processor, and was pleasantly surprised that they were delicious before and after being turned into a nut butter. While this discovery was quite exciting, the question remained, does anyone want or like savory flavored nut butters?

It was in the process to launch that my excitement and belief in the prospect for adult nut butters grew. With peanut butter being a $1 billion dollar category in the U.S. and nut and seed butters being a $4 billion category, the reality is that two thirds of peanut butter in the US is consumed by adults. While there are clearly nut butters that appeal to adults, it seemed like no one was targeting this large demographic. Adults grew up with it as a childhood favorite, but like many classics, the opportunity to present a more grown-up version seemed ripe.

As a boot-strapped company that started with just $5,000, we launched in November 2013 with the goal of proving the concept had legs. With a growing roster of stores including Whole Foods, Williams-Sonoma, Nordstrom, QFC, Haggen, New Seasons Market, and Natural Grocers, and having been written up in Real Simple, Food&Wine, Food Business News, Portland Business Journal, and more, the demand and interest is real.

While we are a small-batch producer, using minimal, high quality ingredients, we are positioning ourselves to capitalize on the growth opportunities ahead of us. We will be increasing our production capacity while maintaining our high standards that have gotten us this far. We have only scratched the surface of our potential with stores, distributors, and press from across the globe contacting us regularly. With your capital, we will be one step closer to making Eliot's Adult Nut Butters the premiere brand of nut butters for adults.



Michael Kanter

SHOW LESS

FOUNDER



Michael Kanter

CEO

Michael has extensive work experience in the food industry, from line cook to founding cook to produce specialist at Whole Foods.

DETAILS

How did you come up with the idea of savory nut butters?

– COLLAPSE ALL

The concept behind Eliot's Adult Nut Butters is savory nut butter flavors for "grown ups". I worked in the restaurant industry for a good five years as an aspiring chef. Through the process, I realized that I really wanted to start my own business and that a restaurant was just one way of doing that. While I was trying to figure out what to do as an alternative to opening a restaurant, I was sitting at my computer eating some of my favorite snacks, which are just different flavored savory nuts; like tamari almonds and curry cashews. I was eating some spicy cashews and it dawned on me: "Why aren't there savory flavors of nut butter?" I started Googling for products and realized that there really is nothing out there on the market. So, I thought it was either a stupid idea, or nobody was doing it. I went downstairs, threw my nuts in the food processor, and they were pretty darn tasty.

To me, the real value is its high versatility and reusability. If you go to the store and buy a jar of peanut sauce, what do you do with it after making noodles? You'd probably wait until a month or two later when you're ready to make noodles again. Our nut butters are shelf-stable products, that can be put back in your cupboard and pulled out again when you want a snack later in the week.

What's the market for nut butters? ^

Peanut butter is a billion-dollar category in the US. In the US, about two thirds of peanut butter is consumed by adults. The nut and seed butter category is a four-billion-dollar category, and they're both, when I started, some of the fastest growing categories in grocery. They're still growing quite well. While there are plenty of peanut butter and nut butters that adults currently eat, I felt like there was nobody doing adult-targeted "grown up" flavors. We've seen other staple food categories with modern twists like Kettle chips who are adding all kinds of interesting flavors that appeal to our evolving tastes. We wanted to see if we could target adults who were looking for more interesting flavors, and make our products into something that people want to buy on a regular basis. We call ourselves grown up savory flavors, but we want to be known as the "grown up" brand of nut butter and the "go-to" for interesting flavors of peanut butter and other nut butters.

When did you guys get started? ^

I came up with the idea in July of 2013. We had our first jars for sale in November 2013, and worked two holiday shows in December as our proof of concept in that same year. In Seattle, we met and exceeded our sales goals, then at the show in Portland, I met a buyer from a local chain who set up a meeting in January 2014. A month later, we were in 6 of their stores. We hit the ground running ever since, or as I say, "run, crawl, walk, sprint, jog, all at the same time."

How do consumers use your products? ^

We have four peanut butters: Spicy Thai, Honey Chipotle, Espresso Nib, and a Garam Masala Peanut Butter. We also have a Harissa Cashew Butter. Peanut butter and jelly is not the same once you've had a Honey Chipotle Peanut Butter and jelly, or Spicy Thai Peanut Butter and jelly. The fun part, and the advantage we have over some of the sweet flavors other there, is the versatility of our products. The Spicy Thai, for example, has a recipe on the jar for peanut noodles. Grab our peanut butter, a little soy sauce, a little water, noodles, chicken, vegetables, and boom! You've got dinner in ten, fifteen minutes. Make some grilled chicken and put some honey chipotle on it, or make some peanut butter cookies with the Espresso Nib. They can make smoothies or put it in a stir fry.

How has the business evolved over the years? ^

We started with the three original flavors in 2013: Spicy Thai Peanut Butter, Garam Masala Peanut Butter, and Honey Chipotle Peanut Butter. In February 2014, we were in six stores of a local chain which, at that time, had thirteen stores, and now they have eighteen stores and we're in seventeen of their eighteen stores.

In May of the same year, we on-boarded with Whole Foods in the Portland area, and that has helped us increase our presence. Now we're in Whole Foods of the Pacific Northwest. In the summer of 2014, we ran a Kickstarter campaign with the goal of $10,000, and we tipped at $11,400. We received 200+ new customers from that as well. In the end, we had around 227 contributors and the vast majority were people that I didn't even personally know. A buyer from Williams-Sonoma got the ball rolling, so during the holiday season in 2015, we did a holiday gift pack trio with them that launched in all 250 of their stores. We launched our newest flavor, the Espresso Nib Peanut Butter, then.

How are you building your brand? ^

A lot of our success so far stems from the fact that we have an authentic brand. Consumers connect with the fact that our jars have only 3-7 ingredients. A lot of people want high quality, clean products so that they can identify what they're eating. Right now, we are a small batch producer but we hope to use part of the capital we raise to set things up with a co-packer.

The story we're trying to tell is that we have the most interesting and unique flavors without the downside of using a bunch of artificial ingredients. No added oil, no preservatives, and no stabilizers--just minimal high-quality ingredients that people can identify.

How are you different from your competitors?

First of all, many of our competitors add oil to their product, specifically palm oil. Palm oil can easily destroy rainforests and there are supposedly ways to produce it more sustainably, but the question that I like to pose to consumers is, "Why? Even if you can do it sustainably, who cares?" It doesn't make the product taste better; it's just the filler--a stabilizer that I don't think anybody needs. Why do I need sunflower oil in my peanut butter? A lot of people are almost impressed with how much our butter tastes like peanut butter. That's because it is peanut butter, with no added stuff in there to take away from the taste, or dilute the quality.

Another thing that we're looking into, which is another component that could be part of our capital raise, is single-serving packets in 1 or 2 oz packaging. The only problem is that nobody in the market right now is doing any kind of sustainable packaging. It's all just throw-away foil that's not recyclable. We're trying to stay true to our goal and our mission first, which is what really differentiates us from other squeeze packs. We care about the product and its impact on a global scale.

What's your mission?

Our mission is to make a high quality nut butter that we feel is ultimately making the earth a better place, whether that's through paying our employees fair wages or through using sustainable, eco-friendly packaging. You can recycle plastic but it's never going anywhere; all we can do is keep recycling it. We want to make great, clean, high quality products that we can feel proud of.

What are your margins?

Right now for wholesale, our gross margin is between 48% - 53% for our products. Compared to some other peanut butter companies whose margins are more in the range of 25-30%, I'm feeling pretty good about our margins. There are aspects of the jar costs that may go up slightly compared to what it is now, but we will also gain in scale. By working with the co-packer, who brings in truckloads of peanuts on a daily or weekly basis, we receive volume discounts for the peanuts. As we expand production, we'll also be able to shave off pennies on jars, labels, lids, and packaging.

What is the process like when you are convincing distributors to take on your product?

There is a chicken-or-the-egg component to this. First of all, stores and distributors constantly need new products because consumers want new products. Stores want people to keep coming back and if people don't feel there are new products, they start to want to look for other things. If you look at the largest consumer packaged goods companies they have their core 20 items that are the biggest percent of their business, but they turn a ton of new products every year because they've got to keep people paying attention to them. A big in to the system is a need for new and interesting products. The challenge also lies in the fact that stores might only work with a particular distributor. So if I'm working with a different distributor, I've got to get both distributors working together.

Some of what we need capital for is to feel more comfortable to just pay to go to a lot of the trade shows that are critical, that we're connected to, because that's both where you meet the stores and meet the distributors, and there's a lot of room for synergy between the two parties.

What is the pitch that you come in with? Is it a numbers thing, or is it just your general product pitch that they think might work? Is there a trial period, which then once that goes well it gets approved to a wider roll out?

Store side is just finding who the buyer is for each chain or store and there's different processes for each chain of where to meet that person and getting them a pitch. Sometimes it's more formal, here is the power point, here is our story, here's why you're going to want us on your shelves, here's the press we've gotten.

What are the variables that you can use to generally influence that buying decision?

For our category, a good thing for us is that a lot of the stores are looking for products that they think are unique but also have potential to move, and then there's evaluating their set. I can show them the numbers of how we did in Portland, but in LA, it doesn't mean a whole lot, other than to say there's more people. A lot of it is them evaluating, okay well we have 100 slots, I have two flavors that are slow movers, but take up eight slots so maybe I'll give you four of their eight, they'll still get four slots and we'll test it out and see. That's often the simplest way it works. There's other things related to slotting fees and other stuff that some stores request or free fills. For our specific part of the store, there's ultimately either a longer or shorter test that they'll do in different ways. Then it's either, alright we'll put you in and see how you do after 6 months or a year, or let's put you on an end cap for a month or two and see how that goes.

How many stores have decided to actually take you on, and at varying degrees of a scale, what does that look like?

The small examples are, we started in six New Seasons, and now we're in all of their Portland area stores. We started in two Whole Foods, now we're in twelve in the Portland/Seattle area. Every chain is a different game, because Whole Foods is so big, you go store to store, or regional, but there's also the different regions. There's QFC that we work with, and we did a test where we sold out at a couple stores. They told us that they want to bring us in and put us in the peanut butter set. We have literally thrown it on the shelf at some places, then showed up a couple months later and realized that it had already sold. Other places, that doesn't inherently work. That's why we need people to build brand awareness.

As long as we have some sort of sampling program, in every chain that we do, we find that we tend to be successful enough that stores want to keep doing it. Part of that isn't even just the commitment of stores, part of that battle is just getting the shelf space. Then, you have to show the stores that you're going to move product or else they're just going to replace you. They want to see a commitment from you, the company, that you're not just dumping product on them and hoping that they sell it. We want to set ourselves up for success.

Can you tell us about the team? The team of management, what your backgrounds are, and what you've worked on before this.

I'm the founder and head of the company. I have a degree in political science, but more importantly, I spent a good five years working my way up in restaurants as an aspiring chef. After that, I spent a year working at Whole Foods, at the time not knowing that I was going to start a food business. I was working in grocery but during my time there I certainly learned a lot about the under workings of Whole Foods.

I have a full time sales production fulfillment person; his background is in sales in restaurants and other arenas. Our advising team made up of a VP at Unify, which is one of the largest natural foods distributors, a CFO who has experience in a number of startups in the bay area as well as Portland, and someone who worked at US Foods who has legal counsel for their ethics department, and has a lot of good connections and a lot of good perspectives for business.

What are some things you have done, and what do you still need to do to keep the company moving forward?

We need to keep moving into the bigger chains, definitely. We also need to figure out what the actual costs are for putting boots on the ground to drive people through the stores. We have a small model of success and we continue to get press, so a lot of it is just leveraging these things and optimizing our marketing and optimizing influencers to get our brand out there more, because that's ultimately how we're going to build confidence in the product.

We feel good that some important players like Whole Foods and Williams-Sonoma have already taken us on. We really need capital and more data to show the growth potential so that even more high-level influencers show interest.

The good news is that we're in the Northwest, which is a great place for us to be, but we're a small part of the country. We have a store in the Oakland area that is one of our better stores. Part of it is just related to volume, but also it's a good fit for us. The larger market in the Bay area is great potential for massive growth. We have our existing following, but it's a smaller, more price sensitive market. It's a balance that we are trying to straddle, specialty as well as grocery.

Is there anything else you would like for people to know?

We've got two more flavors in the works. We're going to add a sunflower and almond butter relatively soon. This will help round out our set. We also have a couple private label opportunities, one that's actually happening, though it's unclear on the growth potential with that, and then a couple other ones that may be smaller but present intriguing opportunities.

We've conducted some tests on the food service side of the business, just having restaurants use the peanut butter. We're going to start kicking the tires more on exploring that channel for growth, which is also something that I think a lot of our competitors are unable to do. We present more culinary opportunities than just plain peanut butter, or even some of the other flavored ones.

Those are the couple areas of growth that we're just starting to get into. We're not just relying on grocery stores, even though that will be our primary sales channel. There are other platforms for growth online and that's one of the places we're seeing growth. Doing more web optimization and getting ourselves out there more will increase our sales.

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RISKS SPECIFIC TO ELIOT'S ADULT NUT BUTTERS

1. Limited Operational History under current business model. There can be no assurances that the company will be able to achieve and sustain the necessary cash flow to conduct day to day operations.

2. Price fluctuations in nut and seed markets

3. No Assurance of Profitability. There can be no assurance that the Company will generate sufficient revenues to result in profitability.

4. While a shelf-stable product, growth will require us to tie...

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Eliot's Adult Nut Butters is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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SPICY THAI
PEANUT BUTTER
THE BOLDER NUT BUTTER
NUT BUTTERS
GARAM MASALA
PEANUT BUTTER
THE BOLDER NUT BUTTER
NUT BUTTERS
HONEY CHIPOTLE
PEANUT BUTTER
HARISSA
CASHEW BUTTER
THE BOLDER NUT BUTTER

Michael Kanter

Founder at Eliot's Adult Nut Butters

Eliot's Adult Nut Butters • Beloit College

Portland, Oregon • 280

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Founder of Eliot's Adult Nut Butters. Name any aspect of the business and I do it. As a small business I wear many hats and love every minute of it.

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ELIOT'S ADULT
NUT BUTTERS
SPICY THAI
PEANUT BUTTER
ELIOT'S ADULT
NUT BUTTERS
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PEANUT BUTTER
ELIOT'S ADULT
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PEANUT BUTTER

Eliot's Adult Nut Butters

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Experience

Founder
Eliot's Adult Nut Butters
Nov 2013 – Present • 3 yrs 11 mos
Portland, Oregon Area

Founder of a savory flavored nut butter company. I make the boldest and most flavorful nut butters on the market.

Produce Production Specialist
Whole Foods Market
May 2013 – Aug 2014 • 1 yr 4 mos
Portland, Oregon Area

Responsibilities included keeping value added stocked with fresh items, rotating product, anticipating inventory needs and ordering product. Additionally was tasked with streamlining and implementing systems to increase efficiencies and production output.

Grill Cook
Levant
Nov 2012 – Apr 2013 • 6 mos
Portland, Oregon Area

Grill Cook
Ping
Jun 2012 – Dec 2012 • 7 mos
Portland, Oregon Area

Grill Cook
clarklewis
Oct 2011 – Jun 2012 • 9 mos
Portland, Oregon Area

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Education

Beloit College
B.A., Political Science
2002 – 2006

Political Science Major with a focus on International Affairs

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1 **Language**
Hebrew

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